Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Danaher Corporation 2007 Stock Incentive Plan, as amended, of our reports dated February 23, 2016, with respect to the consolidated financial statements and schedule of Danaher Corporation and the effectiveness of internal control over financial reporting of Danaher Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

September 13, 2016